Exhibit 99.6

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CenturyLink, Inc.:

We consent to the incorporation by reference in the Registration Statements (No. 333-165607 and No. 333-157188) on Form S-3, the Registration Statements (No. 33-60061, No. 333-160391, No. 333-37148, No. 333-60806, No. 333-150157, No. 333-124854 and No. 333-150188) on Form S-8, and the Registration Statements (No. 33-48956, No. 333-17015, No. 333-167339 and No. 333-155521) on Form S-4 of CenturyLink, Inc. of our reports dated February 15, 2011, with respect to the consolidated balance sheets of Qwest Communications International Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ (deficit) equity and comprehensive (loss) income, and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports are incorporated by reference in the Form 8-K of CenturyLink, Inc. dated April 6, 2011.

/s/  KPMG LLP

Denver, Colorado
April 6, 2011